UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On February 22, 2006, Calpine Construction Finance Company, L.P., a subsidiary of Calpine Corporation, issued the news release incorporated herein as Exhibit 99.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
99.1	Press Release dated February 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: February 24, 2006

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated February 22, 2006

EXHIBIT 99.1

NEWS RELEASE

CONTACTS:

Media Relations:	Investor Relations:
Katherine Potter	Karen Bunton
408-792-1168	408-792-1121
kpotter@calpine.com	karenb@calpine.com

Calpine Construction Finance Company, L.P. to Request Consents to Waiver from Holders of its Secured Term Loans and Notes

(SAN JOSE, Calif.) — February 22, 2006 — Calpine Construction Finance Company, L.P. (“CCFC”) and CCFC Finance Corp. (“Finance Corp.” and together with CCFC, the “Company”) announced today that they have commenced a consent solicitation, for holders of record as of February 21, 2006, to seek a waiver under the indenture (the “Indenture”) governing their $415,000,000 principal amount of Second Priority Senior Secured Floating Rate Notes due 2011 (the “Notes”) and that CCFC is requesting a similar waiver from the lenders under the credit and guarantee agreement (the “Credit Agreement”) governing its $385,000,000 First Priority Senior Secured Institutional Term Loans due 2009 (the “Term Loans”).

The proposed waivers would waive certain existing defaults under the Credit Agreement and Indenture that occurred following the filing by Calpine Corporation (OTC Pink Sheets: CPNLQ), the Company’s ultimate parent, and certain of Calpine Corporation’s controlled subsidiaries, for bankruptcy on December 20, 2005. The defaults under the Credit Agreement and Indenture resulted from the failure of one of Calpine Corporation’s controlled subsidiaries to make payments to CCFC under a gas sale and power purchase agreement.

Obtaining both waivers would, among other things, have the effect of permitting CCFC to make certain distributions to CCFC Preferred Holdings, LLC (“CCFCP”), its indirect parent, to enable CCFCP to pay the semi-annual dividend on its redeemable preferred shares.

With respect to the Indenture, a waiver agreement will be executed following receipt by the Company of the consent of at least a majority in aggregate principal amount of outstanding Notes. With respect to the Credit Agreement, a similar waiver agreement will be executed following receipt by CCFC of the consent of lenders holding more than 50% of the aggregate outstanding Term Loans.

The effectiveness of each of the waivers is conditioned, among other things, upon the effectiveness of the other. The waivers will be effective immediately upon satisfaction of the conditions precedent to their effectiveness, which may occur prior to the expiration of the consent solicitation and request for waiver under the Credit Agreement. Consents given in the consent solicitation may be revoked at any time prior to the effectiveness of the waiver under the Indenture, but not thereafter.

Upon their effectiveness, the respective waiver agreements will implement the waivers for all holders of the Notes and lenders under the Term Loans whether or not they provided their consent.

The consent solicitation under the Indenture and waiver request under the Credit Agreement will expire at 5:00 p.m., New York City time, on March 3, 2006, unless extended.

The consent solicitation may be amended, extended or terminated, at the option of the Company, as set forth in the solicitation letter and consent form from the Company. For a complete statement of the terms and conditions of the consent solicitation, holders of the Notes should refer to the solicitation letter.

The Company has retained Merrill Lynch & Co. to serve as Solicitation Agent for the consent solicitation. Global Bondholder Services Corporation will act as Information Agent in connection with the consent solicitation. Questions concerning the terms of the consent solicitation, and requests for copies of the solicitation letter, the consent form or other related documents should be directed to the Information Agent by calling 866-736-2200. Wilmington Trust Company will act as Tabulation Agent. Requests for assistance in delivering consents should be directed to the Tabulation Agent at 302-636-6181.

Goldman Sachs Credit Partners L.P. is the administrative agent under the Credit Agreement. The administrative agent will be contacting lenders under the Credit Agreement in connection with CCFC’s request for the waiver.

This announcement is for informational purposes only. It does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents. The consent solicitation under the Indenture is made solely by means of the solicitation letter.

About the Company

CCFC is an indirect subsidiary of Calpine Corporation. It was formed to develop, own and operate power generating facilities and currently owns and operates six core natural gas-fired combined-cycle facilities, which have a combined estimated peak capacity of 3,667 megawatts and a combined estimated nominal capacity of 3,347 megawatts. The facilities are (1) the 594-megawatt Brazos Valley project in Thompsons, Texas; (2) the 642-megawatt Hermiston project near Hermiston, Oregon; (3) the 751-megawatt Magic Valley project near Edinburg, Texas; (4) the 609-megawatt Osprey project near Auburndale, Florida; (5) the 543-megawatt Sutter project near Yuba City, California; and (6) the 528-megawatt Westbrook project near Westbrook, Maine. CCFC Finance Corp. is an indirect subsidiary of Calpine Corporation that was formed solely to act as co-issuer of the Notes. A major power company, Calpine Corporation supplies customers and communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine Corporation owns, leases and operates integrated systems of plants in 21 U.S. states and in three Canadian provinces. Calpine Corporation was founded in 1984.

This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation and its subsidiaries ("Calpine") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) Calpine’s ability to continue as a going concern; (ii) the ability of Calpine to operate pursuant to the terms of the debtor-in-possession facility; (iii) Calpine’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of Calpine to develop, execute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for Calpine to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of Calpine to obtain and maintain normal terms with vendors and service providers; (vii) Calpine’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases onCalpine’s liquidity or results of operations; (ix) the ability of Calpine to fund and execute its business plan;(x) the ability of Calpine to attract, motivate and/or retain key executives and associates; (xi) the ability of Calpine to attract and retain customers and (xii) other risks identified from time-to-time in Calpine’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2004, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which can also be found onCalpine’s website at www.calpine.com. All information set forth in this news release is as of today’s date, and Calpine undertakes no duty to update this information.

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